Certificate No. ________ For ____________ From whom transferred Received Certificate No. ____
Issued to ____________ for ____________
SPECIMEN
Dated ________ , ________ this ____ day of ____ , ______

| NO. ORIGINAL CERTIFICATE | NO. ORIGINAL SHARES | SHARES TRANSFERRED |
| --- | --- | --- |
| | | |

Dated ____________ , ________

NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
2019

SHARES

# GRASS QOZF, INC.

AUTHORIZED: 75,000,000 SHARES COMMON STOCK PAR VALUE $.001 EACH

SHARES IN THIS CORPORATION ARE ISSUED SUBJECT TO RESTRICTIONS ON THE OWNERS RIGHT TO TRANSFER SAID SHARES, AS CONTAINED IN THE BYLAWS OF THE CORPORATION.

**This Certifies that** ______________________________ *is the registered holder of* ______________________________ *Shares of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

SPECIMEN

**In Witness Whereof,** *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

*this* ______________ *day of* ____________ *A.D.* ____________

SECRETARY PRESIDENT